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                                                                       EXHIBIT A

                             SUB ADVISORY AGREEMENT

       AGREEMENT made this 1st day of March, 2003 among ATLAS ADVISERS, INC., a California corporation (the "Adviser"), ATLAS ASSETS, INC., a Maryland corporation (the "Company"), on behalf of each series of the Company listed in Appendix A hereto, as amended from time to time (hereinafter referred to individually as a "Fund" and collectively as the "Funds") and Turner Investment Partners, Inc., a Pennsylvania Corporation (the "Subadviser").

       WHEREAS, the Company is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management company and is authorized to issue separate series, each of which offers a separate class of shares of capital stock and each of which has its own investment objectives, policies and limitations; and

       WHEREAS, the Company has retained the Adviser to render investment management and administrative services to the Funds; and

       WHEREAS, the Adviser and the Company desire to retain the Subadviser to furnish portfolio management services to the Funds in connection with the Adviser's investment management activities on behalf of the Funds, and the Subadviser is willing to furnish such services to the Adviser and the Company;

       NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Adviser, the Subadviser and the Company as follows:

       1. APPOINTMENT. The Adviser and the Company hereby appoint the Subadviser to act as portfolio manager to each Fund listed in Appendix A (collectively, the "Funds") on the terms set forth in this Agreement. The Subadviser accepts such appointment and agrees to furnish the services described herein, for the compensation provided in the Fee Schedule attached hereto as Appendix B.

       2. REPRESENTATIONS OF THE COMPANY. The Company represents, warrants, and agrees that:

              A. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Maryland.

              B. The Adviser and Subadviser have been duly appointed by the Board of Directors of the Company including a majority of its Independent Directors.

              C. The Company will deliver to the Subadviser a true and complete copy of its Registration Statement filed with the SEC, as effective from time to time, and such other documents or instruments governing the investment objectives of the Funds and such other information or documents as is necessary for the Subadviser to carry out its obligations under this Agreement.

              D. The Company is currently in compliance and shall at all times use its best efforts to ensure continued compliance with the requirements imposed upon the Company by the 1940 Act and applicable state laws.

       3. REPRESENTATIONS OF THE SUBADVISER. The Subadviser represents, warrants, and agrees that:

              A. The Subadviser is a Corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

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              B.     The Subadviser is registered as an "Investment Adviser"
under the Investment Advisers Act of 1940 ("Advisers Act") and under applicable state laws and is currently in compliance and shall at all times use its best efforts to ensure compliance with the requirements imposed upon the Subadviser by the Advisers Act and applicable state laws and has provided its current Form ADV to the Adviser the receipt of which is hereby acknowledged.

              C. The Subadviser has adopted a written code of ethics complying with the requirements of Rule 17j under the 1940 Act, will provide the Company with a copy of the code of ethics and evidence of its adoption, and will make such reports to the Company as are required by Rule 17j-1 under the 1940 Act.

       4. REPRESENTATIONS OF THE ADVISER. The Adviser represents, warrants, and agrees that:

              A. The Adviser is a corporation duly organized, validly existing and in good standing under the laws of the state of California.

              B. The Adviser is registered as an "Investment Adviser" under the Advisers Act and under applicable state laws and is currently in compliance and shall at all times use its best efforts to ensure compliance with the requirements imposed upon the Adviser by the Advisers Act and applicable state laws and has provided its current Form ADV to the Subadviser.

              C. The Adviser has adopted a written code of ethics complying with the requirements of Rule 17j under the 1940 Act, has provided the Company with a copy of the code of ethics and evidence of its adoption, and will make such reports to the Company as are required by Rule 17j-1 under the 1940 Act.

       5.     PORTFOLIO MANAGEMENT DUTIES.

              A. Subject to the supervision of the Adviser and the Company's Board of Directors, the Subadviser will provide a continuous investment program for the portfolio of each Fund listed in Appendix A. The Subadviser will determine from time to time what securities and other investments will be purchased, retained or sold by a Fund and will place orders for execution of such portfolio transactions in accordance with paragraph C below to effect the investment decisions made. The Subadviser will provide the services identified in this Agreement in accordance with each respective Fund's investment objectives, policies and restrictions as stated in the Company's Registration Statement filed with the SEC, as effective from time to time, and as interpreted by the Adviser and communicated to the Subadviser, on behalf of the Company, from time to time. The Adviser will be responsible for all other services to be provided to each Fund that is identified in Appendix A hereto.

              B. The Subadviser shall use its best efforts to furnish to the Adviser or any company supplying investment company accounting or security pricing, timely notice of significant events which come to the Subadviser's attention concerning securities in which it has caused the Fund to invest which could require the Fund to fairly value such securities in the daily calculation of the Fund's net asset value per share.

              C. Subject to any applicable regulatory restriction or prohibition, the Subadviser shall have authority and discretion to select brokers and dealers (hereinafter "broker-dealers") to execute portfolio transactions for the Funds and for the selection of the markets on or in which the transactions will be executed. The Company and the Adviser acknowledge and agree that the Subadviser may place orders through its affiliates and that such affiliates may receive compensation therefor.

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              D.     The primary objective of the Subadviser in placing orders
for the purchase and sale of securities for a Fund shall be to obtain the "best execution" (prompt and reliable execution at the most favorable security price obtainable) taking into account such factors as price, commission, if any, size of order, difficulty of execution and skill required of the executing broker or dealer. The Subadviser shall have discretion, in the interests of each Fund, to allocate brokerage on each Fund's portfolio transactions to broker-dealers who provide brokerage and/or research services (as such services are defined
Section 28(e)(3) of the Securities Exchange Act of 1934) for any of the Funds. The term "research" includes advice as to the value of securities; the advisability of investing in, purchasing or selling securities; the availability of securities or purchasers or sellers of securities; and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. Subject to such policies as the Adviser and the Company's Board of Directors may determine, the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Fund to pay a broker for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Subadviser's overall responsibilities with respect to the Fund and/or its other clients. In reaching such determination, the Subadviser will not be required to place or attempt to place a specific dollar value on the brokerage and/or research services provided or being provided by such broker/dealer. The Subadviser shall have no duty or obligation to seek advance competitive bidding for the most favorable commission rate applicable to any particular portfolio transactions or to select any broker-dealer on the basis of its purported or "posted" commission rate but will, to the best of its ability, endeavor to be aware of the current level of the charges of eligible broker-dealers and to minimize the expense incurred by the Funds for effecting their portfolio transactions.


              E. All transactions will be consummated by payment to or delivery by the Company's Custodian, prior notice of which shall be provided to the Subadviser by the Company or the Adviser, or such depositories or agents as may be designated by the Custodian, of all cash and/or securities due to or from a Fund, and the Subadviser shall not have possession or custody thereof or any responsibility or liability with respect thereto. The Subadviser shall advise the Custodian and the Company daily of all investment orders placed by it with broker-dealers pursuant to procedures agreed upon by the Subadviser and the Company. The Subadviser shall not be responsible for obtaining prices for any such investment order, but will use its best efforts to direct the Custodian to pricing sources and assist the Custodian in obtaining dealer quotes if so requested by the Custodian. The Company or its authorized agents, the Adviser and Subadviser, shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Subadviser. The Company shall be responsible for all custodial arrangements and the payment of all custodial charges and fees, and, upon transmitting to the Custodian the investment orders placed by it with broker-dealers, the Subadviser shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian.

              F. The Custodian shall, on a daily basis pursuant to procedures and in a format agreed upon by the Subadviser and the Company, provide portfolio reports to the Subadviser that shall include a listing of all portfolio investments of each Fund and its cash position.

       6. EXPENSES. During the term of this Agreement, the Subadviser will pay all expenses incurred by it or its staff in connection with rendering portfolio management services under this

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Agreement. This does not include expenses and costs of the Funds' operations payable by the Company or the Adviser, or their Agents including, but not limited to, those for: interest and taxes; brokerage commissions; custody, transfer agency, dividend disbursement, accounting, pricing, legal and auditing services; insurance premiums for fidelity and other coverage required for their operations; filing and registration of shares; shareholder reports; meetings of the Company's shareholders or directors (except those called solely to accommodate the Subadviser, in which case such expenses shall be borne as the Parties may agree); printing and postage; office facilities, stationery and supplies; the clerical, executive and administrative costs incurred by the Adviser in overseeing or administering all of the above; other direct administrative and service costs; and such extraordinary non-recurring expenses as may arise, including litigation, affecting any of the Funds.

       7. COMPENSATION. For the services provided, the Adviser will pay the Subadviser a fee, payable monthly based on the aggregate daily net assets of the Funds, as provided in the Fee Schedule attached to this Agreement as Appendix B. The "aggregate daily net assets" is defined as the aggregate of the values placed on the net assets of all Funds as of 4:00 p.m. (New York time), on each day on which the net asset value of the Funds' portfolios is determined consistent with the provisions of Rule 22c-1 under the 1940 Act or, if the Company lawfully determines the net asset value of a Fund's portfolio as of some other time on each business day, as of such time. The net asset value of each Fund's portfolio shall be determined pursuant to the applicable provisions of the Company's current Registration Statement and the 1940 Act. If the determination of net asset value for a Fund is suspended in conformity with the 1940 Act for any particular business day, then the value of the net assets of such Fund's portfolio as last determined shall be deemed to be the value of the net assets as of the close of the New York Stock Exchange, or such other time as the net asset value of the portfolio may lawfully be determined, on that day. If the Company has suspended the determination of the net asset value of a Fund's portfolio pursuant to the Registration Statement and the 1940 Act for a period including such month, the Subadviser's compensation payable at the end of such month shall be computed on the basis of the value of the net assets of the Fund as last determined (whether during or prior to such month). If the Company determines the value of the net assets of a Fund's portfolio more than once on any day, the last such determination on that day shall be deemed to be the sole determination on that day for the purposes of this Section 7.

       8.     BOOKS AND RECORDS.

              A. The Subadviser will make available to the Adviser and the Company promptly upon request its records and ledgers with respect to and relating to each Fund's securities transactions to assist the Adviser and the Company in compliance with the 1940 Act and the Advisers Act, and other applicable laws. The Subadviser will furnish the Company's Board of Directors such periodic and special reports on each Fund as the Adviser and the Directors may reasonably request.

              B. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Subadviser hereby agrees that all records which it maintains for the Funds are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company's request. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act and to preserve the records required by Rule 204-2 under the Advisers Act to the extent necessary or appropriate to comply with the period specified in the Rule.

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       9.     INDEMNIFICATION.

              A. Absent the Adviser's or the Company's gross negligence, willful misconduct or bad faith in the performance of its duties, or reckless disregard of its obligations and duties under this Agreement, the Subadviser agrees to indemnify and hold harmless the Adviser, the Company and their officers and employees against any and all costs and liabilities (including legal and other expenses) which the Adviser or the Company may incur, arising out of the Subadviser's (a) gross negligence, willful misconduct or bad faith in the performance of its duties, or reckless disregard of its obligations and duties under this Agreement, or (b) untrue statement or omission of a material fact required in the Registration or Proxy Statements or other regulatory filing, if such statement or omission was made in reliance upon information furnished in writing by the Subadviser for inclusion in such regulatory filings.

              B. Absent the Subadviser's gross negligence, willful misconduct or bad faith in the performance of its duties, or reckless disregard of its obligations and duties under this Agreement, the Adviser and the Company agree to indemnify and hold harmless the Subadviser and its officers and employees against any and all costs and liabilities (including legal and other expenses) which the Subadviser may incur, arising out of the Adviser's or the Company's (a) gross negligence, willful misconduct or bad faith in the performance of its duties, or reckless disregard of its obligations and duties under this Agreement, or (b) untrue statement or omission of a material fact required in the Registration or Proxy Statements or other regulatory filing, unless such statement or omission was made in reliance upon information furnished in writing by the Subadviser for inclusion in such regulatory filings.

       10. SERVICES NOT EXCLUSIVE. It is understood that the services of the Subadviser are not exclusive, and nothing in this Agreement shall prevent the Subadviser from providing similar services to other investment companies or investment accounts (whether or not their investment objectives and policies are similar to those of a Fund) or from engaging in other activities. When the Subadviser recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Subadviser recommends the purchase or sale of the same security for one or more Funds, it is understood that such transactions will be executed on a basis that is fair and equitable to each Fund.

       11. DURATION. The term of this Agreement, with respect to each Fund, shall begin on the effective date of a Post-Effective Amendment to the Company's Registration Statement that discloses the Subadviser as such for that Fund and shall remain in effect until the first meeting of such Fund's shareholders held thereafter, and, if approved at such meeting, shall continue in effect for two years from the effective date of the Post-Effective Amendment with respect to such Fund and continue on an annual basis thereafter if approved for each Fund each year by (a) the vote of a majority of the entire Board of Directors of the Company or by the vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act), and by (b) the vote of a majority of those Directors of the Company who are not parties to this Agreement or interested persons (as such term is defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

       12. TERMINATION. This Agreement may be terminated at any time without payment of any penalty by (a) the Adviser, upon sixty (60) days' written notice to the Subadviser and the Company (which notice may be waived by the Subadviser and the Company), (b) the Company, on behalf of any one or more of the Funds, upon the vote of a majority of the Company's Board of Directors or a majority of the outstanding voting securities of such Fund, upon sixty (60) days' written notice to the

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Adviser and the Subadviser, or (c) the Subadviser, upon sixty (60) days' written notice to the Adviser and the Company (which notice may be waived by the Adviser and the Company). Termination of this Agreement with respect to a Fund shall not effect the continuing applicability of this Agreement with respect to other Funds. This Agreement shall automatically terminate in the event of its assignment (as such term is defined in the 1940 Act and interpreted by the U.S. Securities and Exchange Commission). Termination of this Agreement shall not affect the right of the Subadviser to receive payments of any unpaid balance of the compensation described in Section 7 earned prior to such termination.

       13. AMENDMENTS. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought and no material amendment of this Agreement shall be effective with respect to a Fund until approved by a vote of a majority of the outstanding voting securities of such Fund, if such approval is required by applicable law.

       14. USE OF NAME. It is understood that the name Turner Investment Partners, Inc. or any derivative thereof or logo associated with that name is the valuable property of the Subadviser and its affiliates and that the Company and each Fund have the right to use such name (or derivative or logo) in offering and sales materials so long as the Subadviser is portfolio manager to such Fund and provided the Subadviser shall have reviewed and approved in writing such use, which approval may not be unreasonably withheld. Upon termination of this Agreement, the Company and the Adviser shall promptly cease to use such name.

       15.     MISCELLANEOUS.

               A. This Agreement shall be governed by the laws of the State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act or rules or orders of the SEC there under.

               B. The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

               C. If any provision of this Agreement shall be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and the provisions of this Agreement shall be deemed to be severable.

               D. Any notice under this Agreement shall be in writing addressed and delivered or mailed, postage prepaid, to the other party at the address below or at such other address as such other party may designate hereunder for the receipt of such notice:

If to the Adviser or the Company:

       Atlas Advisers, Inc.
      794 Davis Street
      San Leandro, California 94577-6900
      Attention: W. Lawrence Key, Group Senior Vice President


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
If to the Subadviser:

       Turner Investment Partners, Inc.
       1205 Westlakes Drive, Suite 100
       Berwyn, Pennsylvania 19312-2414
       Attention: John H. Grady, Chief Operating Officer
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               E.     Each party agrees that it will treat confidentially all
information provided by another party regarding the other party's business and operations, including without limitation the investment activities or holdings of a Fund. All confidential information provided by a party hereto shall not be disclosed to any unaffiliated third party without the prior consent of the providing party. The foregoing shall not apply to any information that is public when provided or thereafter becomes public or which is required to be disclosed by any regulatory authority in the lawful and appropriate exercise of its jurisdiction, by any auditor of a party, pursuant to judicial or administrative process or otherwise in accordance with applicable law or regulation.

               F. This Agreement may be executed in counterparts, each of which shall be deemed an original.

              IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

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
ATLAS ADVISERS, INC.                           TURNER INVESTMENT PARTNERS, INC.

-------------------------------------          -------------------------------------
By: W. Lawrence Key                            By: Stephen J. Kneeley
Its Group Senior Vice President                Its President

ATLAS ASSETS, INC.

-------------------------------------
By: W. Lawrence Key
Its Group Senior Vice President
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